UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2010

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2010, the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”) adopted the Amended and Restated Bylaws (the “Amended and Restated Bylaws”), effective immediately upon their adoption, to supersede and replace the existing bylaws of the Company.

The Amended and Restated Bylaws were adopted in response to recent proxy access rules adopted by the Securities and Exchange Commission, which require the Company to allow stockholders who meet specified eligibility criteria to include such stockholders’ nominees for election to the Company’s Board in the Company’s proxy materials. The changes adopted by the Board include revisions to Section 2.8 of the former bylaws, which are designed to recognize the recent proxy access rules.

The preceding is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference. Additionally, a copy of the Amended and Restated Bylaws, marked to show changes to the former bylaws, is also included as Exhibit 3.2.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 3.2	Amended and Restated Bylaws of CONSOL Energy Inc.

Exhibit 3.2.1	Amended and Restated Bylaws of CONSOL Energy Inc. (marked to show changes to former bylaws).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Senior Vice President and General Counsel

Dated: September 22, 2010

Exhibit Index

Exhibit No.	Description
Exhibit 3.2	Amended and Restated Bylaws of CONSOL Energy Inc.

Exhibit 3.2.1	Amended and Restated Bylaws of CONSOL Energy Inc. (marked to show changes to former bylaws).